Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Form S‑3 (Registration No. 333‑236629) filed by PG&E Corporation and Pacific Gas and Electric Company (the “Companies”) with the Securities and Exchange Commission (the “Commission”) on February 25, 2020, as amended by Amendment No. 1 thereto filed with the Commission on April 13, 2020, Amended No. 2 thereto filed with the Commission on May 22, 2020 and Amendment No. 3 thereto filed with the Commission on May 29, 2020 and declared effective on June 9, 2020, into which the Current Report on Form 8-K to which this consent is an exhibit is incorporated by reference, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of each of the Companies upon emergence from the Chapter 11 Cases (as such term is defined in Registration Statement), and to the filing of this consent as an exhibit to a Current Report on Form 8-K of the Companies that is incorporated by reference into the Registration Statement.

Date: June 22, 2020

By:	/s/ Arno L. Harris
Arno L. Harris